Exhibit 99.2

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EDITED TRANSCRIPT

Q2 2023 VOXX InternationalCorp Earnings Call

EVENT DATE/TIME: OCTOBER 12, 2022/ 2:00PM GMT

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CORPORATE PARTICIPANTS
Michael Stoehr -
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
 -

CONFERENCE CALL PARTICIPANTS
Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Glenn Wiener GW Communications LLC - Owner
Thomas Forte -

PRESENTATION
Operator
good day, and thank you for standing by. Welcome to the fiscal 2023 Second Quarter Results Conference Call. At this time, all participants on a listen-only mode. After the speaker's presentation, there will be a question-and-answer session. To ask the question during the session, you will need to press Star 1 1 on your telephone. I would now like to hand the conference over to your speaker for today, Glenn Wiener, Investor Relations. You may begin.
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Glenn Wiener GW Communications LLC - Owner
Thank you, and good morning. Welcome to VOXX International's Fiscal 2023 Second Quarter Conference Call. Yesterday, we filed our Form 10-Q and issued our press release and this morning, we posted an updated investor presentation. All of these documents can be found in the Investor Relations section of our website at www.voxxintl.com. Today, we'll have prepared remarks from Pat Lavelle, President and Chief Executive Officer; and Michael Stoehr, Senior Vice President and Chief Financial Officer. After which, we'll open up the call for questions. I would like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and I would like to point you to the risk factors associated with our business, which are detailed in our Form 10-K for the period ended February 28, 2022. I'd like to thank you all for your continued support. And I would like to now turn the call over to Pat.
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Thanks, Glenn, and good morning, everyone. Last quarter, I talked about the challenges we faced given the state of the global economy. And our primary issue remains the industry-wide availability of chips as this continues to slow down OEM production and the overall rate of the economy has resulted in lower inventory levels and purchased by retailers. We knew the first half would be difficult and it was. We

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expect the second half to be better, though we have tempered our outlook as our customers work through market obstacles. We recently adjusted prices and implemented cost control measures, some of which are short term, others which will lead to a lower operating cost basis when conditions improve. Nothing has changed with respect to our optimism once economic conditions improve. I believe we remain positioned to drive both top and bottom line growth and enhance many of our market-leading positions.

Through the first half of fiscal '23, sales were down approximately 9%. Gross margin declined by 180 basis points. Expenses were up 3%, and we posted an adjusted EBITDA loss of $3.4 million compared to an adjusted EBITDA of $14.7 million in the first half of fiscal '22.

We projected a top line decline and a loss through the first half, though conditions in the second quarter were weaker than anticipated. And this is not just for VOXX, but our industry as a whole. Global economies are facing geopolitical shocks. The world is still recovering from COVID in different places, and we are experiencing inflation rates that we have not seen in decades. Inflation has driven up cost for business and prices up for consumers. And the Fed has indicated they will continue to raise interest rates to slow the economy further.

VOXX has been through recessions before, and we will get through this one. Looking back over the past 2 years, we posted strong operating results amidst COVID and the supply chain problems. This year has been harder as the economy has worsened in the U.S. and globally. We can manage costs and inventory, but we cannot control the impact chip scarcity has on our customers and lower consumer spending has on our major retailers. And therefore, we have taken aggressive steps to lower operating costs, and I believe that with the new businesses we've added over the last few years and the strength of our brands and market placement, we will be positioned to offset the weakness that the market is experiencing and that we anticipate.

Within our Automotive segment and for the first half comparisons, our OEM business was relatively flat in spite of the fact that I believe the automotive industry has been in recessionary territory for the past 3 years. The availability of chips has created problems not only for the car makers, but has prevented us from meeting demand as well.

On our Q1 call, I discussed the fact that we had offered an alternative chip to Stellantis, where we would be able to meet their demand. We presented a solution, and I am happy to report today that the modifications have been validated and approved, and we will resume shipments towards the end of this month. This should help drive increases in our automotive OEM business in the second half of the year.

Our programs with Ford remain on schedule, albeit at lower volumes than projected given the same challenges, but we were awarded new business last quarter, which increased the total value of the

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programs. Conditions have been getting somewhat better, and we recently launched the EVOLVE rear seat entertainment system for the Navigator and the Expedition vehicles and are in process of finalizing programs for the Aviator and the Explorer.

Other OEM programs are progressing and many of the contracts awarded through VSM will be starting in fiscal 2024. To offset the run-up in labor costs in the U.S., we began transitioning some of our OEM production lines to Mexico. And I spoke about this on our Q1 call. Our first line is now up and running, and we expect to be fully operational by the end of November. Labor costs are roughly half of what they are in the U.S. and the cost to operate is less as well, which will help improve margins and profitability. Our OEM business at this point is positioned very well. As you know, we have received approximately $750 million of new awards, most of which still remain in front of us.

Our aftermarket automotive business is down $12.3 million through the first half due to the economy and the impact on our business with new car dealers and mobile retailers. The good news is we are now entering the winter season traditionally our strongest selling season within the aftermarket. With the DEI acquisition, we now own most of the top selling brands and through the integration synergies that we've realized, we expect greater profitability in our aftermarket business for the full fiscal year even on lower sales.

So to sum up automotive, chips are the biggest issue, and this is going to persist. New vehicle models and programs start soon, which should lead to growth. OEM margins should improve with the move to Mexico, recent price increases and managing the supply chain effectively. We have a steady flow of new OEM awards over the next several years, building on top of our normal base of business, and we have several more opportunities on the horizon with other OEM customers. Automotive remains on track to generate strong returns as ahead, and we will work with our customers to help them get the near term. Moving on to the Consumer segment.

Consumer sales segments were down approximately $14 million with both premium audio and product sales down due to the impact of inflation and the shift in consumer discretionary spending. All non-essential leisure products are feeling the pinch, TVs, gaming systems, video systems and laptops to name just a few. And our major retailers have lowered their levels of inventory carry because of lower sell-through and the fact that they know the supply chain is full and they can avail themselves to product quickly.

Within Premium Audio, sales of premium home speakers and wireless speakers were down $24.5 million, but this was offset by an increase of $18.4 million in sales of Onkyo and Pioneer products and a $3.7 million increase in sales from our PAC Australia subsidiary. We own some of the top-selling brands in the industry, and our placement globally remains very strong. But the reality is that with the state of the economies and a decline in consumer discretionary spending, volume for premium audio products will

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be less than what we initially forecasted.

At Onkyo, we continue to ramp up production and are in position to meet retail consumer demand this year. Our Onkyo business was up in the first half, and we expect increases through the second half and more so in the future as we open up distribution in other parts of the world beyond North America. Near-term, in light of the economic factors in play, again, industry sales of audio products are expected to decline. But as we expand distribution throughout the world for Onkyo, Pioneer and Integra products, we expect to offset that decline.

Other CE products were down in the first half, but we have new placement at key retailers for our Acoustic Research outdoor speakers, which will positively impact this fourth quarter and into next fiscal year. We expect other CE products to perform better as people are once again coming together with fewer restrictions in place for the holidays. Our accessory business in Europe is down primarily due to the drop in currency. With Schweiger's market-leading position, a do-it-yourself retailers, we could see a boost with more sales in this category resulting from inflation.

As for our Biometrics segment, we streamlined operations and enhanced distribution resulting in significantly less expenses with more efficient management. With sales relatively flat to the comparable 6-month period, our operating expenses are down close to 40%, and our operating loss improved by over 40%. In fiscal '22, we added a new distribution partner, GalvanEyes Partners. And during the second quarter of fiscal '23, they announced a new program with Acxiom Bank to deploy a custom biometric device to enable touchless, highly secure authentication technology for the financial industry. We are working closely with GalvanEyes to utilize our technology to streamline the authentication process for financial transactions while enhancing security in a touchless and mobile environment.

Our business with the Miami Lakes Auto Mall is progressing. This program is designed to increase lot protection of their vehicles. We expanded the program last quarter to include perimeter access for the corporate infrastructure, which includes business access, hazardous material location and garages. We have moved through all installation approvals and will roll out the program to their other 25 dealership locations.

Previously, we won a deal with the city government of Leon in Mexico to accurately identify prisoners in correction facilities as well as for access control for their 911 pulse secretors. The program has expanded into other sectors within the city and to other areas within the state of Guanajuato. -- and EyeLock's IXT devices are now being used for authentication and city government buildings as well.

The project with Marubeni Corporation in Japan continues, and we are working with them to develop a logical access product for Pharma 4.0 in Japan. And lastly, although we remain in testing with the health care company we've been discussing, there are no pertinent updates at this

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time.

EyeLock is working with companies in the financial services, security, government, industrial, automotive and gaming sectors. The pipeline is building as is interest in our technology, and we believe the financial picture at EyeLock will continue to improve.

To close, we expect to be profitable in the second half of the year, though the level of profitability is truly dependent on the economy, our customers and the supply chain. Based on the first half and our revised outlook as a result of customer projections, we took significant actions over the past few months to cut costs across the board like we did when COVID hit. We have looked at all aspects of our business to identify costs that can be reduced without losing our ability to operate, meet launch dates and exceed customer expectations. I estimate that we have implemented actions, both operational improvements and expense reductions totaling approximately $16 million out of the second half budget for fiscal '23. This consists of freight surcharges, vendor reductions, container reductions, patent expirations, terminations, executive and Board pay cuts and more. We have and continue to look at duplication within our structure and waste to operate more efficiently. And not all of these actions will be permanent. But when things do improve, we should operate on a lower cost basis similar to what transpired in fiscal '21 and '22, excluding costs related to acquisitions.

Again, this is not the first time VOXX has faced an economic downturn. We have been in business for over 6 decades, and we will get through this and be stronger. As we move into fiscal '24, if everything remains as is, no better, no worse, our performance should improve with new OEM programs, expanded production and distribution for Onkyo and Pioneer products and the other initiatives underway across each of our business segments. There's no doubt, it's been challenging, and we're working through it, but I firmly believe the best is still to come for VOXX and our shareholders. I want to thank you. And now at this time, I'll turn the call over to Michael. Mike?
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Michael Stoehr -
Thanks, Pat. Good morning, everyone. I'll focus the majority of my remarks today on our second quarter comparisons and close with a few comments on our balance sheet.

We reported net sales of $125.7 million, down $17.4 million year-over-year, with Automotive segment sales down $8.5 million. Consumer segment sales were down $8.9 million and our Biometrics segment sales were up approximately $100,000.

Within automotive, OEM product sales declined by $1.2 million. This was primarily a result of lower volume from the car manufacturers, though new programs with Stellantis and Ford helped offset the decline with volume anticipated to increase with new vehicles and programs coming online.

Aftermarket sales declined by $7.4 million. And as Pat noted, this was mainly due to a lack of new

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vehicles at car dealers and lower purchases at retail due to the economy. The aftermarket security category represented approximately 90% of the year-over-year decline, and we expect to see improvements in the second half of the year.

Within Consumer, Premium Audio product sales declined by $6.9 million. Retail store traffic slowed as has online purchasing given the current environment. As a result, sales of home theater systems and sound bars declined both domestically and abroad. As an offset, we had higher sales of Onkyo and Pioneer products, higher sales from PAC Australia and a modest sales increase of other distributed products sold through 11TC. Lower discretionary spending in the U.S. and recession fears throughout Europe also had an impact on our CE product sales, which were down $2 million for the comparable periods.

Biometric segment sales were up approximately $80,000 due to a new customer account, and we're expecting more meaningful top line increases in the second half of the fiscal year.

Gross margin was 23.3%, down 270 basis points, with the decline in our Consumer segment, offset by increases in our Automotive and Biometrics segments. Automotive segment margins of 24.5% increased by 60 basis points. price increases, along with steps we've taken to mitigate higher costs drove the year-over-year improvement, partially offset by lower margins on certain new OEM rear-seat entertainment products, which we are currently working to improve and sure as volume ramps and production is more consistent. Consumer segment margins declined by 430 basis points, driven primarily by lower sales of premium home theater speaker products and higher supply chain costs, including freight to move the product to the U.S. today for holiday season. Higher sales of Onkyo and Pioneer products helped to offset the decline. Biometrics segment margins improved significantly on a percentage basis, but given the volume of sales, the gross dollar impact was minimal. Moving on to operating expenses.

For the fiscal 2023 second quarter, we reported total operating expenses of $39.2 million, down approximately $700,000 year-over-year. Selling expenses were essentially flat with higher website and advertising expenses, offset by lower commission and salesman salaries. General and administrative expenses increased by $1.2 million due primarily to an $800,000 increase in depreciation and amortization expenses related primarily to the amortization of intangible assets of the new Onkyo subsidiary and approximately a $200,000 increase in restructuring costs related to the relocation of certain OEM production operations to Mexico. This was partially offset by a $300,000 decline in professional fees. There were other offsetting factors for the comparable periods. Lastly, engineering and technical support expenses increased by $400,000 as we had higher engineering labor expenses and related payroll expenses associated with the Onkyo subsidiary, partially offset by lower R&D expenses. R&D-related expenses for our automotive and biometric segments declined and was offset by product development projects related to Onkyo.

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During the fiscal 2022 second quarter, we incurred acquisition costs of $2.3 million related to the Onkyo asset purchase agreement and the joint venture created with Sharp to complete the transaction. In fiscal 2023, we did not have any acquisition-related expenses.

Lower sales and gross margin, coupled with a modest increase in operating expenses resulted in operating loss of $10 million as compared to operating loss of $2.7 million in fiscal 2022 second quarter.

Total other income and expense was a net loss of $1.7 million in the fiscal 2023 second quarter as compared to total other income net of $1.8 million in the comparative fiscal 2022 period. The primary drivers of the $3.7 million year-over-year increase were: one, a $1.7 million net foreign currency loss primarily related to the decline of the Japanese yen; and two, a $1 million charge representing interest expense related to the interim arbitration award accrued during fiscal 2023, which was not present in comparable prior year period.

Interest and bank charges increased by $300,000 and equity and income of an equity investee, which relates to our 50-50 ASA joint venture declined by $300,000, making up the difference.

Net loss attributable to VOXX was $10.2 million as compared to net income attributable to VOXX of $300,000 in the comparable fiscal 2022 period. Lastly, adjusted EBITDA in the fiscal 2023 second quarter was a loss of $3.3 million as compared to adjusted EBITDA of $6.3 million in the second quarter of fiscal 2022. This includes a $2.7 million in non-operating cash or FX losses and internal award expenses as well as adjustments for stock-based compensation, restructuring expenses and nonroutine legal fees.

Moving on to the balance sheet. Comparing our balance sheet as of August 31, 2022 to February 28, 2022, we had cash and cash equivalents of $4.3 million as compared to $27.8 million. Total debt was $37.7 million as compared to $13.2 million, with the increase primarily related to $27.4 million outstanding on our domestic credit facility as we used our facility for working capital purposes to secure inventory moving into fiscal 2023 third quarter. The additional variances related to: one, a $1.9 million reduction in our euro ABL obligation for VOXX Germany, which was incurred in fiscal 2022, and nothing is currently outstanding; two, lower debt associated with our Florida mortgage and three, a decline in the shareholder loan payables Sharp.

To summarize the first half and our outlook. Sales were lower than projected due to softness in the economy and retailers pulling back to mitigate risk. We have new retail customers, new OEM programs and many new products either in market or under development. And we have the inventory on hand or in transfer to meet customer needs in the second half of the year. Note, we increased our inventory carry throughout the year to ensure we secured what we needed, and we're continuing to diligently manage the supply chain to optimize capital resources. Our biggest obstacle is the economy and the current global environment, we are taking a prudent approach and prepared for whatever comes our

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way. Operator, we're now ready to open the call for questions.
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QUESTIONS AND ANSWERS
Operator
Ladies and gentlemen, to ask the question, you need to press star 1 1 on your telephone. Again, at star 1 1 to ask the question, please stand-by while we compile the Q&A roster. Our first question comes from the line of Brian Ruttenbur with Imperial Capital, your line is opened.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Yeah, thank you very much for taking my call. A couple of questions. First of all, I believe you stated that in the second half of the year, you'd be cash flow positive. Maybe you can elaborate on that. Does that mean third quarter or fourth quarter? And I believe you said cash flow positive, maybe you could define what you're talking about in terms of cash flow...
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Michael Stoehr -
Hi, This is Mike speaking. -- (inaudible) can go ahead and then I'll fill in for what do you have to say.
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 -
No, go ahead, Mike. You can take...
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Michael Stoehr -
Just from my standpoint, we historically, this is the seasonal nature of the company, which I think we referenced were returning back to our seasonal patterns. As we work through the third and fourth quarter as we reduce the inventory carry, that cash will spin out and will then pay down the debt, and we will be positive during the second half.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Okay. And so it's primarily taking inventory down is where you're going to be generating a lot of that cash. Is that correct?
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Michael Stoehr -
Right. I'll just speaking for the balance sheet, yes. I'll let Pat talk to the P&L. But yes, that's where it's coming from. If you look at the inventory position as of September -- as of August 31, it's $192 million, we'll be south of that number by February 28.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Perfect.

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 -
Go ahead, Pat.
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
As far as the second half of our year is generally, the stronger part of our year, one for holiday sales, one for remote start sales. So having the inventory in place in the warehouses so that we can capture those sales is very important. So as we make those sales, we're going to see the inventory. And as Mike says, we'll catch up.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Okay. Great. And then maybe you can give me a little indication on -- you've made some big, big cuts, $16 million in all areas. Should I be looking at it proportionately coming out of selling, general administration engineering? Is there something that is not getting cut, is engineering getting cut as well as G&A at the same kind of rate?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
No, no. We -- what we looked at and the $16 million is primarily about $9 million in savings and others, the other $7 million is somewhere in improvements. So we have had personnel terminations, personal furloughs, bonus reductions, senior executive and Board pay cuts. We've had reductions of third-party partners expenses, reduced show expenses, reduced travel and things like that. Those will be regular reductions. But then in the improvements, we've put in freight surcharges because of the cost of freight that's going up between the automotive aftermarket and our domestic (inaudible) operations patent payments that expire, container reductions, some vendor reductions. So there's a combination of both. It's not in any one specific area. And one area that we are very careful to avoid cutting is in engineering because we have a number of launches that are in front of us in 2024 that we have to meet. So we believe that we've cut where we could. So as I indicated, where we can maintain our ability to operate and our ability to meet the launch dates that our customers expect.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Okay. And then just one other follow-up comment or question along those same lines in terms of -- just trying to understand revenues are likely going to be down year-over-year in third quarter and fourth quarter, but there should still be a seasonal pattern where third quarter is stronger than second quarter. Did I state anything incorrect?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
You're right. I mean we expect to see a significant improvement in the second quarter over the second half over the first half.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Okay. But it will still be down year-over-year in the second half versus the second half of '22...
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
No, I'm not saying that. The second half of the year, we have, as I've indicated, we'll be resuming shipments to Stellantis. We have a number of new programs coming online. We're in a better position with inventory for certain holiday products that we missed some sales last year. So I'm not saying that our sales will come in lower in the second half than last year. But again, it really does depend on what happens with the economy, how strong does the consumer feel going into the holiday season?
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Operator
Thank you... For our next question. Our next question comes from the line of Tom Forte with D.A. Davison. Your line is open.
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Thomas Forte -
Great. So Pat, Michael thanks for taking my question... I have 4 go one at a time. right. So Pat as a longtime CEO in the consumer electronics category, I would appreciate your thoughts on the following. How does today's level of consumer demand compare against the -- great Recession in '08 and '09, the air pocket we saw at the start of COVID and any other relevant periods of weakness we've seen in the past?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
I don't think at this particular point that it reaches those levels. But what we obviously get concerned with is a continued rise by the Fed, where their stated policies, to bring up unemployment, there will be a certain amount of sales destruction that go along with that. And then how long this recession is going to last. -- before they can start easing up. But at this particular point is not as severe. We've also made, as you've heard me say, a number of cuts to offset and we have new programs, especially as I've indicated, with Onkyo, PIONEER and Integra and some of the other 11 TC brands that we've recently introduced, but they were primarily introduced only in North America because of the production problems. As the production increases over at Sharp, we plan to be able to expand into Europe, expand into APAC, expanded to South America, which should offset weakness that we may have here in the United States.
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Thomas Forte -
All right. That's very helpful, Thank you. So the second question is, I was hoping you could help me understand this situation. So it seems to me consumers are still spending money, but retailers being ultra conservative when it comes to inventory, especially in the consumer electronics category. I would appreciate any thoughts you have on that.
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, there's 2 areas that -- the first thing we do business with some of the biggest retailers in the world. And coming out of their first quarter, if you recall, they all missed their numbers and their reaction was to severely cut back on inventories. I mean, in many cases, we see their sell-through, they were selling through merchandise but not reordering. Their mantra was to bring down the overhead of inventory that they're carrying and that they've worked on for the better part of this year. We do believe that if Christmas starts to materialize because we do agree that the consumer still has money, is that they'll have to reorder in order to make those sales. So that we look at somewhat of a positive. And that's been the biggest problem on the consumer side of the business. The retailers also know that unlike years previous with supply chain issues and everything that we have inventories and that they need it, they can order it and they'll get it. So that's a different dynamic than what we've seen last year. As far as the consumer, we know that the demand for new cars is very, very strong. Even in a down economy, we expect that if the car manufacturers can start producing more vehicles because of the chip situation, if they can get that resolved, we think that sales of new vehicles will be quite robust. That will help us on the OEM side and as well on the aftermarket side, as 50% of our aftermarket business is done with new car dealers. One of the issues that exist today, there are fewer and fewer cars sitting on the deal. There's lots waiting to be sold.
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Thomas Forte -
Okay. Good. All right. So I wanted to know 2 more. I wanted to know if you're able to take advantage of improving freight costs by getting more aggressive on pricing and promotions.
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, at this particular point, with the lead times that we have and the fact that through the supply chain issues, we had to essentially put 60 days more inventory into our cycle. So as we sell through that inventory, we will be able to assess to access the lower prices that we're starting to see on the spot market. We've worked with a number of shippers that we've contracted with. They are working with us. But these would be more on newer shipments that we make over the next coming months. But certainly, we are working to lower our freight costs coming in.
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Thomas Forte -
Excellent. All right. Last question. So I wanted to know how you're impacted by the strong U.S. dollar. For example, in the quarter, how much were your sales impacted by the strong dollar -- and then I also want to know if you have any expenses outside the U.S. in local currencies that essentially hedge some of the impact of a strong dollar on your profits?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes. Well, one of the -- obviously, the strong dollar is starting to impact us in Europe and places like that where our goods are more expensive because the dollar denominated. But we have hedged -- we

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traditionally on our inventory buys have hedged so that we can maintain somewhat of a stable pricing structure. On the contrary, what we're talking to our manufacturers about is because of the strength of the dollar and they do pay them in dollars, and we're looking for additional discounts. -- based on that. Where we have been impacted negatively is on the yen-based loan that we have at OTKK, which is the Japanese Onkyo operation. And to date, we've taken about a 3. -- kind of somewhere around $3.4 billion, $3.5 million currency charge, marking that loan to market, which is -- is not going to be paid for -- it's not due for 10 years. So that's the one area that we've gotten hit. It's not an operational expense, but it does hit the pretax line.
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Operator
Thank you.
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Operator
Thank you. I'm showing no further questions in the queue. I would now like to hand the call back over to Pat for closing remarks.
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, thank you all. I would like to thank you for your interest today. Rest assure, we are monitoring all government and federal moves that we see, and we'll work closely with all of our customers and our OEMs to determine what any moves that the government makes. What does it affect their business and their volume, which eventually is our sales. So I want to thank you for coming on the call today, and wish you a good rest of the day. Thank you.
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Operator
Ladies and gentlemen, this concludes today's conference call. Thank you for your (inaudible). This concludes today's conference call... Thank you.
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©2022 Refinitiv. All Rights Reserved.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.